Exhibit 99.1

Patterson Companies Reports Second Quarter Operating Results

St. Paul, MN—November 22, 2011— Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales of $856,875,000 for the second quarter of fiscal 2012 ended October 29, virtually unchanged from the year-earlier period. Net income of $48,954,000 or $0.43 per diluted share included incremental expense of $0.03 per diluted share related to Patterson’s Employee Stock Ownership Plan (ESOP). Excluding this ESOP-related expense, second quarter earnings were $0.46 per diluted share. Patterson reported earnings of $53,357,000 or $0.45 per diluted share in the second quarter of fiscal 2011. As reported previously, the ESOP expense will affect fiscal 2012 earnings by an estimated $0.12 per diluted share.

Patterson Dental, Patterson’s largest business, reported second quarter sales of $550,605,000, down 2% from the comparable period of fiscal 2011.

•	Sales of consumable dental supplies and printed office products increased 2.4% in the second quarter.

•

Sales of dental equipment and software increased 3.8% from the year-earlier level, after excluding CEREC® system revenue. Improved sales of basic dental equipment, software and digital radiography products were offset by the lower CEREC revenues. CEREC sales for this period reflected a difficult year-over-year comparison related to the highly successful trade-up program that ran during last year’s second quarter.

•	Sales of other services and products, consisting primarily of technical service, parts and labor, software support services and artificial teeth, increased 9% from last year’s second quarter.

The second quarter sales of Patterson Medical, the rehabilitation supply and equipment unit, rose 1% to $133,570,000. Sales of the Webster Veterinary unit increased 7% to $172,700,000, with the August 2011 acquisition of American Veterinary Supply Corporation, a full-service veterinary distributor located on Long Island, accounting for 2.5% of the unit’s sales growth for this period. The equipment businesses of both Patterson Medical and Webster were soft during the second quarter, reflecting the impact of the weak economy on the purchasing decisions of rehabilitation practitioners and veterinarians.

Scott P. Anderson, president and chief executive officer, commented: “Sales of consumable supplies were solidly higher at our three businesses in the second quarter. We believe this indicates that patient traffic is improving moderately within our three served markets despite the weak economic environment. Reduced CEREC sales, together with general softness in the equipment businesses at our three operating units, adversely affected Patterson’s second quarter consolidated sales and earnings. We are focusing our marketing initiatives on boosting demand within our customer base for capital equipment during the remainder of our fiscal year. While customers remain cautious on spending for equipment, we believe opportunities exist in this currently challenging market as we approach the seasonal peak for equipment purchasing decisions.”

Patterson used internally-generated cash and bank lines to repurchase approximately 5.6 million common shares during the second quarter under its 25 million share, five-year buyback authorization that expires in 2016. Approximately 15.5 million shares remain available for repurchase under this authorization.

Patterson revised its previously issued financial guidance for fiscal 2012 of $1.90 to $2.00 per diluted share to $1.90 to $1.97.

ESOP Expense Reconciliation Table

Dollars in thousands—except EPS

	Three Months Ended		Six Months Ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net Income	$48,954	$53,357	$97,564	$107,839
Incremental ESOP expense	3,685	—	6,904	—

Adjusted Net Income (non-GAAP)	$52,639	$53,357	$104,468	$107,839

Diluted Earnings Per Share	$0.43	$0.45	$0.85	$0.90
Incremental ESOP expense	$0.03	—	$0.06	—

Adjusted Earnings Per Share (non-GAAP)	$0.46	$0.45	$0.91	$0.90

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unexpected loss of key senior management personnel; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:
R. Stephen Armstrong Executive Vice President & CFO 651/686-1600	Richard G. Cinquina Equity Market Partners 904/415-1415

Second Quarter Conference Call and Replay

Patterson’s second quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s web site. A replay of the second quarter conference call can be heard for one month at 1-303-590-3030 and providing the conference ID: 4488722.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Net sales	$856,875	$857,414	$1,704,297	$1,707,201
Gross profit	280,983	279,201	559,259	559,401
Operating expenses	197,724	189,049	394,007	380,225

Operating income	83,259	90,152	165,252	179,176
Other expense, net	(6,215)	(4,798)	(11,350)	(8,055)

Income before taxes	77,044	85,354	153,902	171,121
Income taxes	28,090	31,997	56,338	63,839

Net income	$48,954	$53,357	$97,564	$107,282

Earnings per share:
Basic	$0.43	$0.45	$0.86	$0.90
Diluted	$0.43	$0.45	$0.85	$0.90
Shares:
Basic	112,538	118,616	114,057	118,819
Diluted	113,186	119,373	114,737	119,579
Dividends declared per common share	$0.12	$0.10	$0.24	$0.20
Gross margin	32.8%	32.6%	32.8%	32.8%
Operating expenses as a % of net sales	23.1%	22.0%	23.1%	22.3%
Operating income as a % of net sales	9.7%	10.5%	9.7%	10.5%
Effective tax rate	36.5%	37.5%	36.6%	37.3%

-more-

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	October 29,	April 30,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$250,068	$388,665
Receivables, net	416,809	465,170
Inventory	347,348	336,094
Prepaid expenses and other current assets	44,857	40,780

Total current assets	1,059,082	1,230,709

Property and equipment, net	201,170	189,583
Goodwill and other intangible assets	1,019,120	1,022,832
Investments and other	118,391	121,844

Total Assets	$2,397,763	$2,564,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$186,019	$210,033
Other accrued liabilities	157,209	157,398
Borrowings on revolving credit	20,000	—

Total current liabilities	363,228	367,431

Long-term debt	525,000	525,000
Other non-current liabilities	105,390	111,997

Total liabilities	993,618	1,004,428

Stockholders’ equity	1,404,145	1,560,540

Total Liabilities and Stockholders’ Equity	$2,397,763	$2,564,968

-more-

PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29,	October 30,	October 29,	October 30,
	2011	2010	2011	2010
Consolidated Net Sales
Consumable and printed products	$569,972	$547,332	$1,144,934	$1,133,935
Equipment and software	214,025	243,557	413,676	435,778
Other	72,878	66,525	145,687	137,488

Total	$856,875	$857,414	$1,704,297	$1,707,201

Dental Supply
Consumable and printed products	$312,236	$305,008	$621,105	$631,000
Equipment and software	174,913	199,985	335,940	354,556
Other	63,456	58,217	126,927	120,332

Total	$550,605	$563,210	$1,083,972	$1,105,888

Rehabilitation Supply
Consumable and printed products	$95,009	$90,265	$191,725	$181,190
Equipment and software	31,702	36,252	62,759	66,628
Other	6,859	6,109	13,538	12,282

Total	$133,570	$132,626	$268,022	$260,100

Veterinary Supply
Consumable and printed products	$162,727	$152,059	$332,104	$321,745
Equipment and software	7,410	7,320	14,977	14,594
Other	2,563	2,199	5,222	4,874

Total	$172,700	$161,578	$352,303	$341,213

Other (Expense) Income, net
Interest income	$897	$2,898	$2,726	$5,541
Interest expense	(6,169)	(6,229)	(12,522)	(13,119)
Other	(943)	(1,467)	(1,554)	(477)

	$(6,215)	$(4,798)	$(11,350)	$(8,055)

-more-

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	October 29,	October 30,
	2011	2010
Operating activities:
Net income	$97,564	$107,282
Depreciation & amortization	19,539	21,053
Stock-based compensation	6,301	5,289
ESOP compensation	367	1,050
Finance contracts receivable	—	(122,348)
Change in assets and liabilities, net of acquired	(4,687)	(26,769)

Net cash provided by (used in) operating activities	119,084	(14,443)

Investing activities:
Additions to property and equipment, net of disposals	(22,379)	(20,046)
Acquisitions and equity investments	(8,726)	(46,682)

Net cash used in investing activities	(31,105)	(66,728)

Financing activities:
Dividends paid	(27,213)	(23,734)
Share repurchases	(218,858)	(36,947)
Draw on revolver	20,000	—
Advances on finance contracts	—	122,348
Other financing activities	6,340	10,012

Net cash (used in) provided by financing activities	(219,731)	71,679

Effect of exchange rate changes on cash	(6,845)	(2,355)

Net decrease in cash and cash equivalents	$(138,597)	$(11,847)